EXHIBIT 23.1








October 31, 2001





Consent of Independent Accountants




We hereby consent to the incorporation and incorporation by reference in this Registration Statement on Form S-3 of WaveRider Communications Inc. of our report dated February 16, 2001 relating to the consolidated financial statements, which appears in WaveRider Communications Inc.'s Annual Report on Form 10-K for 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.






/s/ PricewaterhouseCoopers LLP
Chartered Accountants